Exhibit 21.1

GAMESTOP CORP.

SUBSIDIARIES

GameStop, Inc., a Minnesota corporation, is a wholly-owned subsidiary of GameStop Corp.

GameStop.com, Inc., a Delaware corporation, is a wholly-owned subsidiary of GameStop Corp.

Marketing Control Services, Inc., a Virginia corporation, is a wholly-owned subsidiary of GameStop Corp.

Sunrise Publications, Inc., a Minnesota corporation, is a wholly-owned subsidiary of GameStop, Inc.

GameStop Brands, Inc., a Delaware corporation, is a wholly-owned subsidiary of GameStop, Inc.

GameStop of Texas (GP), LLC, a Delaware limited liability company, is a wholly-owned subsidiary of GameStop, Inc.

GameStop (LP), LLC, a Delaware limited liability company, is a wholly-owned subsidiary of GameStop, Inc.

Babbage’s Etc. LLC, a Delaware limited liability company, is a wholly-owned subsidiary of GameStop, Inc.

GameStop Texas LP, a Texas limited partnership, is a 1% owned subsidiary of GameStop of Texas (GP), LLC and a 99% owned subsidiary of GameStop (LP), LLC

GameStop Group Limited, an Ireland company, is a 51% owned subsidiary of GameStop, Inc.